                                                                    EXHIBIT 10.4


                              CONSULTING AGREEMENT
                               (GERALD A. PAXTON)

         This Consulting Agreement (the "Agreement"), entered into as of the 10th day of August, 1999, is by and among CollegeLink.com Incorporated, a Delaware corporation (the "Company"), Cytation.com Incorporated, a New York corporation ("Cytation") and Gerald A. Paxton ("Paxton").

                              W I T N E S S E T H :

         WHEREAS, prior to the acquisition of the Company by Cytation, Paxton was the President of the Company; and

         WHEREAS, having acquired the Company as of the date hereof, Cytation desires to engage Paxton to perform certain consulting services for the Company and to be ensured that Paxton will not compete with the Company or Cytation for the period and within the geographical areas hereinafter specified; and

         WHEREAS, Paxton desires to perform such consulting services for the Company under the terms and conditions described herein.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties do hereby agree as follows:

         1.       CONSULTING SERVICES.

         (a) Effective as of August 10, 1999, and through the period ending December 31, 2000, Cytation and the Company hereby retain Paxton to serve as a consultant to the Company, and to perform such services for or on behalf of the Company as may be reasonably requested from time to time.

         (b) Paxton hereby agrees to accept the engagement described above upon the terms and conditions herein contained. Paxton agrees to devote sufficient business and productive time, skill, attention and efforts to the performance of the services reasonably requested of him. Paxton agrees to adhere at all times to Company policies and to conduct his services in strict compliance with applicable laws, rules and regulations and with a strong commitment to the highest standards of business ethics. Paxton shall not, during the term of his engagement under this Agreement, perform services related to the same subject matter as those performed under this Agreement for any other individual, firm, association or organization.

         2.       CONSULTING FEES.

         (a) CONSULTING FEE. For all services rendered during the term of this Agreement, the Company shall pay to Paxton a consulting fee at an annual rate of $133,900, such fee to be paid in arrears ratably throughout the term of this Agreement, but not less frequently than monthly.

         (b) HEALTH AND DENTAL INSURANCE. During the term of this Agreement, Paxton may continue to participate in the Company's health and dental plans under the same terms and conditions as in effect immediately prior to the effective date of this Agreement.

         (c) STOCK OPTIONS. Effective as of August 10, 1999, the Company agrees to award Paxton an option to purchase 50,000 shares of the common stock of Cytation, $.001 par value, at an exercise price equal to $4.875 per share. The option shall be embodied in a written option agreement between the Company and Burgess substantially in the form attached hereto as Exhibit A, the terms of which shall be conclusive and binding.

         (d) BUSINESS EXPENSES. During the term of this Agreement, the Company will reimburse Paxton in a manner consistent with Company practice for any reasonable travel and out-of-pocket expenses actually incurred by Paxton in connection with performing the consulting services requested hereunder. The Company's agreement under this subparagraph (b) is subject to Paxton's substantiation of such expenses in accordance with Company policy.

         3.       NON-COMPETITION AGREEMENT.

         (a) Paxton will not, during the period of Paxton's engagement by the Company, and for a period of one (1) year immediately following the termination of such engagement, for any reason whatsoever, directly or indirectly, for Paxton or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                           (i) engage, as an officer, director, stockholder,
                  owner, partner, joint venturer, or in a managerial, consulting or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business which offers any services or products in direct competition with Company within the United States of America ("USA");

                           (ii) call upon any person who is, at that time,
                  within the USA, an employee of the Company in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of Company;

                           (iii) call upon any person or entity which is, at
                  that time, or which has been, within one (1) year prior to that time, a client of Company within the USA for the purpose of soliciting or selling products or services in direct competition with Company within the USA;

                           (iv) call upon any prospective acquisition candidate,
                  on Paxton's own behalf or on behalf of any competitor, which candidate was, to Paxton's actual knowledge after due inquiry, either called upon by Company or for which Company made an acquisition analysis, for the purpose of acquiring such entity;

                           (v) induce or attempt to induce any person known by
                  Paxton to be a customer, supplier, or business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between the Company and any person known by Paxton to be a customer, supplier, licensee, or business relation of the Company; or

                           (vi) perform services related to the same subject
                  matter as those performed under this Agreement for any individual, firm, association, organization, or entity.

         Notwithstanding the above, the foregoing covenants shall not be deemed to prohibit Paxton from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

         (b) Because of the difficulty of measuring economic losses to Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to Company for which Company would have no other adequate remedy, Paxton agrees that the foregoing covenants may be enforced by Company in the event of breach by Paxton, by injunctions and restraining orders.

         (c) The covenants in this Paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

         (d) Paxton acknowledges that the covenants in this Paragraph 3 (i) are agreed to by Paxton as an inducement for and in consideration of the Company's entering into this Agreement, and (ii) contain limitations as to time, geographic area and scope of activity to be restrained that are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Company.

         (e) Paxton agrees that all of the covenants in this Paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, that Company shall be the beneficiary of and have the right to enforce such covenants, and that the existence of any claim or cause of action of Paxton against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of such covenants. It is specifically agreed that the period of one (1) year following termination of Paxton's engagement, during which the agreements and covenants of Paxton made in this Paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Paxton is in violation of any provision of this Paragraph 3.

         4.       TERM AND TERMINATION.

         (a) TERM. This Agreement shall begin on August 10, 1999, and shall terminate on December 31, 2000. This Agreement may only be extended by a further written agreement by the parties. Notwithstanding the foregoing, either party may terminate this Agreement as provided below.

         (b) PAXTON TERMINATION. Paxton may terminate this Agreement at any time by providing notice to Cytation and the Company at least thirty (30) days in advance. Upon termination of this Agreement by Paxton, Paxton shall be entitled to receive payment of consulting fees accrued through the date of termination. Any portion of the option described in Paragraph 2(a) hereof which is not exercisable on the date this Agreement is terminated shall immediately terminate, and any remaining portion, if any, shall expire upon the earlier of
(i) [three months} from the date this Agreement is terminated, or (ii) the expiration of the option term.

         (c) COMPANY TERMINATION WITHOUT CAUSE. Cytation may terminate this Agreement without Cause (as defined below) at any time by providing notice to Paxton at least thirty (30) days in advance. Upon termination of this Agreement by Cytation without Cause, Paxton will continue to receive the consulting fees described in Paragraph 2(a) hereof until December 31, 2000. The option described in Paragraph 2(c) hereof shall immediately become exercisable in full, and shall expire upon the earlier of (i) one year from the date of termination of this Agreement, or (ii) the expiration of the option term. .

         (d) TERMINATION FOR CAUSE. Cytation may terminate this Agreement without notice for Cause (as defined below). In the event the Company terminates this Agreement for Cause, Paxton shall be entitled to consulting fees accrued through the date of termination, but shall be entitled to no further rights or benefits hereunder. The option described in Paragraph 2(c) hereof shall immediately terminate and become null and void. For purposes of this Agreement, "Cause" means, as determined in good faith by two-thirds of the Board of Directors of Cytation, (1) Paxton's material and irreparable breach of this Agreement, (2) Paxton's gross negligence in the performance of his engagement hereunder; (3) Paxton's willful dishonesty or fraud with respect to the business or affairs of the Company; (4) Paxton's conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by Paxton.

         (e) DISABILITY OR DEATH. Upon the Disability (as defined below) or death of Paxton during the term of this Agreement, the Company shall pay to Paxton or Paxton's designated beneficiary(ies) consulting fees described in Paragraph 2(a) hereof until December 31, 2000. The option described in Paragraph 2(c) hereof shall immediately become exercisable in full, and shall upon expire upon the earlier of (i) one year from the date of Disability or death, or (ii) the expiration of the option term. For purposes of this Agreement, "Disability" means the inability of Paxton to discharge his duties hereunder for one or more periods totaling three (3) months during any consecutive twelve (12) month period due to illness, accident or other disability (mental or physical).

         5. RETURN OF COMPANY PROPERTY. All records, files, business plans, financial statements, manuals, memoranda, lists, designs, patents, and other property delivered to or compiled by Paxton by or on behalf of Company or any of its representatives, vendors or clients which pertain to the business of Company shall be and remain the property of Company and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of Company which is collected by Paxton shall be delivered promptly to the Company without request by it upon termination of Paxton's employment.

         6. INVENTIONS AND WORKS. Paxton shall disclose promptly to the Company and Cytation any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, and any and all works of authorship (including computer software), whether copyrightable or not, which are conceived or made by Paxton, solely or jointly with another, during the term of this Agreement or within one (1) year thereafter, and which are directly related to the business or activities of the Company and which Paxton conceives as a result of Paxton's engagement by the Company. Paxton hereby assigns and agrees to assign all Paxton's interests therein to the Company or its nominee. Whenever requested to do so by the Company, Paxton shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain copyright registration or Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein. It is understood and agreed that Paxton has heretofore disclosed all inventions and works as described above to the Company, and has assigned to it all inventions and works now known to him over which he has any control.

         7. TRADE SECRET, PROPRIETARY AND CONFIDENTIAL INFORMATION. Paxton acknowledges and agrees that Paxton has or may during the term of this Agreement learn about, develop or be entrusted with, Trade Secret, Proprietary and Confidential Information. The Company has in the past and will in the future use reasonable efforts to keep secret the Trade Secret, Proprietary and Confidential Information. Paxton expressly acknowledges and agrees that unless the Trade Secret, Proprietary and Confidential Information becomes publicly known through legitimate means not involving an act or omission by Paxton: (i) the Trade Secret, Proprietary and Confidential Information is, and at all times shall remain, the sole and exclusive property of the Company, (ii) Paxton shall use the utmost diligence to guard and protect the Trade Secret, Proprietary and Confidential Information from disclosure to any other person or entity except as reasonably necessary in the scope of performing services for the Company; (iii) Paxton shall not use for his own benefit, or for the benefit of any other person or entity other than the Company, and shall not disclose, directly or indirectly, to any other person or entity, any of the Trade Secret, Proprietary and Confidential Information except as reasonably necessary in the scope of performing services for the Company; and (iv) except as reasonably necessary in the scope of performing services for the Company, Paxton shall not seek or accept any of the Trade Secret, Proprietary and Confidential Information from any former, present, or future employee of the Company.

         For purposes of this Agreement, "Trade Secret, Proprietary or Confidential Information" means any and all confidential, trade secret and/or proprietary information of the Company or its clients, including without limitation financial information, projected budgets, marketing strategies, past performances, client lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, flowcharts, software programs, data, systems, techniques, business acquisition plans, inventions and research projects and other business affairs or any other documents or materials, whether or not reduced to tangible form, pertaining to the business of Company.

         8. COMPLETE AGREEMENT. This Agreement is not a promise of future engagement or employment. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Paxton and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified or extended except by a further writing signed by a duly authorized officer of the Company and Paxton, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

          9. INDEPENDENT CONTRACTOR STATUS. In performing the services required under this Agreement, Paxton shall be deemed to be, and shall be, an independent contractor, and not a joint venturer, partner, employee or agent with or of the Company. Paxton acknowledges that by entering into this Agreement, he shall not participate in any employee benefit plans or be entitled to any fringe benefits offered to employees or executives of the Company, except as specifically provided for herein. Without limiting the generality of the foregoing, neither the Company nor Paxton shall have the power to bind the other, contractually or otherwise, except with prior written approval.

         10. NOTICE. Whenever notice is required hereunder, it shall be given in writing and addressed to Cytation and the Company at the main business office of Cytation, and to Paxton at the address reflected in the payroll records of the Company.

         11. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Delaware.

         12. ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach or performance hereof will be settled by arbitration in accordance with the laws of the State of Delaware by an arbitrator mutually agreed upon by the Company and Paxton. If an arbitrator cannot be agreed upon, the Company and Paxton shall each choose an arbitrator, and these two together shall select a third arbitrator. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator will be appointed by the American Arbitration Association in Providence, Rhode Island. Such arbitration will be conducted in the City of Providence in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Paragraph 12. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   CYTATION.COM INCORPORATED


                                   By: /s/ Edward F. Hayes
                                       ------------------------------------
                                       Edward F. Hayes, Chief Financial Officer


                                   COLLEGELINK.COM INCORPORATED


                                   By: /s/ Edward F. Hayes
                                       -------------------------------------
                                       Edward F. Hayes, Treasurer


                                   GERALD A. PAXTON


                                   /s/ Gerald A. Paxton
                                   -----------------------------------------
                                   Gerald A. Paxton